Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Elizabeth Owen
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-Relations@levi.com		NewsMediaRequests@levi.com

LEVI STRAUSS & CO. REPORTS SECOND-QUARTER 2025 FINANCIAL RESULTS
REPORTED NET REVENUES UP 6%, ORGANIC NET REVENUES UP 9%
13th CONSECUTIVE QUARTER OF GLOBAL DTC COMPARABLE SALES GROWTH
GROSS MARGIN EXPANDED 140 BASIS POINTS TO A RECORD 62.6%
OPERATING MARGIN OF 7.5%; ADJUSTED EBIT MARGIN OF 8.3%, UP 190 BASIS POINTS TO PY
CONTINUING OPERATIONS DILUTED EPS OF $0.20, ADJUSTED DILUTED EPS OF $0.22, UP 37% YEAR OVER YEAR
COMPANY RAISES FULL YEAR NET REVENUE AND EPS OUTLOOK INCLUDING THE IMPACT OF TARIFFS

SAN FRANCISCO (July 10, 2025) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the second quarter ended June 1, 2025.
“We delivered another strong quarter, reflecting broad-based strength across the board—clear evidence that our strategic agenda is gaining traction,” said Michelle Gass, President and CEO of Levi Strauss & Co. “We’re entering the second half of 2025 from a position of strength as our ambition to transform into a denim lifestyle brand and best-in-class DTC retailer becomes our reality. Levi’s® is a brand that has a rich 172-year heritage and remains a global icon. As we look ahead, Levi’s® has an even bolder future with a bigger legacy—and quarter by quarter, we’re building it.”
“Given our strong H1 and continued momentum across the business—and despite higher tariffs—we are raising our full-year revenue and EPS expectations,” said Harmit Singh, Chief Financial and Growth Officer of Levi Strauss & Co. “The continued inflection of our financial performance is a direct result of our laser focus on the core Levi’s® brand and our DTC-first strategy. We are fundamentally becoming a company with a higher growth rate, higher margin profile, stronger cash flows and higher returns on invested capital.”

Financial Highlights
•Net Revenues of $1.4 billion were up 6% on a reported basis and 9% on an organic basis versus Q2 2024. The Levi’s® brand was up 9% globally on an organic basis.
•In the Americas, net revenues increased 5% on a reported basis and 9% on an organic basis. Within the Americas, the U.S. grew 7% on an organic basis.
•In Europe, net revenues increased 14% on a reported basis and 15% on an organic basis.
•Asia net revenues were flat on a reported and organic basis.
•Beyond Yoga® net revenues increased 12% on a reported and organic basis.
•DTC (Direct-to-Consumer) net revenues increased 11% on a reported basis and 10% on an organic basis. DTC growth on an organic basis reflected a 9% increase in the U.S., a 9% increase in Europe and a 10% increase in Asia. Net revenues from e-commerce grew 13% on a reported basis and 13% on an organic basis. DTC comprised 50% of total net revenues in the second quarter.
•Wholesale net revenues increased 3% on a reported basis and 7% on an organic basis.

	Net Revenues				Operating Income (loss)
	Three Months Ended		% Increase (Decrease) As Reported	% Increase (Decrease) Organic Net Revenues	Three Months Ended		% Increase (Decrease) As Reported
($ millions)	June 1, 2025	May 26, 2024			June 1, 2025	May 26, 2024
Americas	$748	$712	5%	9%	$153	$126	21%
Europe	$403	$354	14%	15%	$69	$53	30%
Asia	$258	$260	(1)%	—%	$30	$34	(13)%
Beyond Yoga®	$37	$33	12%	12%	$(4)	$(3)	53%
___________
* Not meaningful
•Operating margin was 7.5% compared to 1.5% in Q2 2024. Adjusted EBIT margin increased 190 basis points to 8.3% from 6.3% last year on a reported basis due to higher gross margin and SG&A leverage.
◦Gross margin increased 140 basis points to 62.6% from 61.3% in Q2 2024 primarily driven by lower product costs and favorable channel mix.
◦Selling, general and administrative (SG&A) expenses were $791 million compared to $756 million in Q2 2024. Adjusted SG&A was up 5.4% to $787 million compared to $746 million last year. As a percentage of sales, adjusted SG&A was 54.4% compared to 54.9% last year, leveraging 50 basis points to prior year.
◦Restructuring charges were $7 million related to Project Fuel.
•Interest and other expenses, net, which include foreign exchange losses, were $6 million in the aggregate compared to $10 million in Q2 2024.
•The effective income tax rate was 22.3%, compared to (56.3)% in Q2 2024.
•Net income from continuing operations was $80 million compared to $17 million in Q2 2024. Adjusted net income was $89 million compared to $65 million in Q2 2024.
•Diluted earnings per share from continuing operations was $0.20 compared to $0.04 in Q2 2024. Adjusted diluted earnings per share was $0.22 compared to $0.16 in Q2 2024.

	Three Months Ended		% Increase (Decrease) As Reported	% Increase (Decrease) Organic Net Revenues	Six Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Organic Net Revenues
($ millions)	June 1, 2025	May 26, 2024			June 1, 2025	May 26, 2024
Net revenues	$1,446	$1,359	6%	9%	$2,973	$2,839	5%	9%

	Three Months Ended		% Increase (Decrease) As Reported	% Increase (Decrease) Constant Currency	Six Months Ended		% Increase (Decrease) As Reported	% Increase (Decrease) Constant Currency
($ millions, except per-share amounts)	June 1, 2025	May 26, 2024			June 1, 2025	May 26, 2024
Net income from continuing operations	$80	$17	*	❖	$220	$7	*	❖
Adjusted net income	$89	$65	35%	35%	$239	$166	44%	49%
Adjusted EBIT	$119	$86	39%	42%	$323	$225	44%	52%
Diluted earnings per share from continuing operations	$0.20	$0.04	16¢	❖	$0.55	$0.02	53¢	❖
Adjusted diluted earnings per share	$0.22	$0.16	6¢	6¢	$0.60	$0.41	19¢	20¢
___________
* Not meaningful
 ❖ Not provided

Additional information regarding Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share, Adjusted free cash flow as well as amounts presented on an organic net revenues basis and constant-currency basis, all of which are non-GAAP financial measures, is provided at the end of this press release.
Balance Sheet Review as of June 1, 2025
•Cash and cash equivalents were $654 million, while total liquidity was approximately $1.5 billion.
•Total inventories increased 15% on a dollar basis.
Shareholder Returns
The company returned approximately $51 million to shareholders in the second quarter, an 8% increase over prior year, in the form of dividends, representing a dividend of $0.13 per share.
As of June 1, 2025, the company had $560 million remaining under its current share repurchase authorization, which has no expiration date. As previously announced, the company intends to use at least $100 million of the net proceeds from the sale of Dockers® to return to shareholders which is expected to be in the form of share repurchases.
For Q3, the company has declared an increase in the dividend to $0.14 per share totaling approximately $55 million. The dividend is payable in cash on August 8, 2025, to the holders of record of Class A common stock and Class B common stock at the close of business on July 24, 2025.
Updated Fiscal 2025 Guidance
Guidance for 2025 is based on continuing operations, reflecting the Dockers® business being reported in discontinued operations. Guidance assumes U.S. tariffs on imports from China remain at 30% and Rest-of-World at 10% for the remainder of the year.
•Reported net revenue growth raised by three percentage points: 1% to 2%, up from (1%) to (2%)
•Organic net revenue growth raised by one percentage point: 4.5% to 5.5%, up from 3.5% to 4.5%
•Gross margin: Expansion of 80 basis points, from a previous expectation of up 100 basis points, due to a 20 basis point impact from tariffs, after mitigation plans
•Adjusted EBIT margin: Maintained at 11.4% to 11.6%, up 70 to 90 basis points to prior year
•Tax rate: Maintained at approximately 23%
•Adjusted diluted EPS raised by $0.05: $1.25 to $1.30, up from $1.20 to $1.25
This outlook also assumes no significant worsening of macro-economic pressures on the consumer, inflationary pressures, recessionary concerns, supply chain disruptions, increased tariffs and retaliatory actions taken in response to such tariffs, or currency impacts. Adjusted diluted EPS and Adjusted EBIT are non-GAAP measures. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, increased tariffs and retaliatory actions, and any future restructuring, restructuring-related, severance and other charges.
Investor Conference Call
To access the conference call, please pre-register at https://register-conf.media-server.com/register/BI5fafadf640dd4a90977faeb6d4601e40 and you will receive confirmation with dial-in details. A live webcast of the event can be accessed at https://edge.media-server.com/mmc/p/sh2qc3j6.

A replay of the webcast will be available on http://investors.levistrauss.com starting approximately two hours after the event and archived on the site for one quarter.

About Levi Strauss & Co.
Levi Strauss & Co. (LS&Co.) is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Levi Strauss Signature™, Denizen®, Dockers® and Beyond Yoga® brands. Its products are sold in approximately 120 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,200 retail stores and shop-in-shops. Levi Strauss & Co.'s reported 2024 net revenues were $6.4 billion. For more information, go to http://levistrauss.com, and for financial news and announcements go to http://investors.levistrauss.com.
Forward-Looking Statements
This press release and related conference call contains, in addition to historical information, forward-looking statements, including statements related to: future financial results, including the company's expectations for the full fiscal year 2025 net revenues (both reported and on an organic net revenues basis), adjusted EBIT margins, adjusted SG&A, adjusted diluted earnings per share and effective tax rate; progress against strategic priorities; the ongoing restructuring of our operations and our ability to achieve any anticipated cost savings associated with such restructuring; trajectory of direct-to-consumer business; macroeconomic conditions, including impacts of newly imposed or threatened U.S. tariffs and any additional retaliatory measures by impacted exporting countries; impacts of foreign currency exchange; capital expenditures; pricing initiatives; inventory growth; new store openings; investments in high growth initiatives; future dividend payments and share repurchases; the pending sale of our global Dockers® business; and efforts to diversify product categories and distribution channels, and the related revenue projections. The company has based these forward-looking statements on its current reasonable assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “may,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “could” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which are beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for fiscal year 2024 especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Summary of Risk Factors” and “Risk Factors” sections and its Quarterly Report on Form 10-Q for the quarter ended June 1, 2025, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations”, section. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted EBITDA, Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), organic net revenues, Adjusted free cash flow, and return on invested capital to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted EBITDA, Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), organic net revenues, Adjusted free cash flow, and return on invested capital and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES” below for reconciliation to the most comparable GAAP financial measures. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, and any future restructuring, restructuring-related, severance and other charges.
Organic Net Revenues and Constant-currency
The company reports net revenues in accordance with GAAP, as well as on an organic net revenues basis in order to facilitate period-to-period comparisons of our revenues which excludes the impact of fluctuating foreign currency exchange rates from the change in reported net revenues, net revenues derived from business acquisitions or divestitures impacting the comparable reporting period and the estimated impact of any 53rd week. The company reports certain operating results in accordance with GAAP, as well as on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates.
These measures exclude the results of our Dockers® business, which is classified as discontinued operations. The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency translation fluctuations.
The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign currency exchange rates for the current period. Constant-currency results do not eliminate the transaction currency impact, which primarily includes the realized and unrealized gains and losses recognized from the measurement and remeasurement of purchases and sales of products in a currency other than the functional currency and of forward foreign exchange contracts.
The company believes disclosure of organic net revenues and Adjusted EBIT constant-currency, Adjusted EBIT Margin constant-currency and Adjusted Net Income constant-currency results are helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, organic net revenues and constant-currency results are non-GAAP financial measures and are not meant to be considered in isolation or as a substitute for comparable measures prepared in accordance with GAAP. Organic net revenues and constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Organic net revenues and constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Source: Levi Strauss & Co. Investor Relations
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 1, 2025	December 1, 2024

	(Dollars in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$653.6	$690.0
Short-term investments in marketable securities	83.1	—
Trade receivables, net	617.5	710.0
Inventories	1,248.9	1,131.3
Other current assets	220.7	211.7
Current assets held for sale	105.3	108.1
Total current assets	2,929.1	2,851.1
Property, plant and equipment, net	673.1	687.4
Goodwill	278.4	277.6
Other intangible assets, net	195.5	196.6
Deferred tax assets, net	824.3	798.5
Operating lease right-of-use assets, net	1,080.9	1,065.5
Other non-current assets	530.2	463.9
Non-current assets held for sale	21.7	34.9
Total assets	$6,533.2	$6,375.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$683.5	$663.4
Accrued salaries, wages and employee benefits	192.8	234.2
Accrued sales returns and allowances	194.6	193.4
Short-term operating lease liabilities	254.9	247.4
Other accrued liabilities	654.0	672.1
Total current liabilities	1,979.8	2,010.5
Long-term debt	1,033.7	994.0
Long-term operating lease liabilities	950.6	943.0
Long-term employee related benefits and other liabilities	479.1	457.5
Total liabilities	4,443.2	4,405.0

Commitments and contingencies

Stockholders’ Equity:
Common stock — $0.001 par value; 1,200,000,000 Class A shares authorized, 105,128,654 shares and 103,984,741 shares issued and outstanding as of June 1, 2025 and December 1, 2024, respectively; and 422,000,000 Class B shares authorized, 290,420,459 shares and 291,411,568 shares issued and outstanding, as of June 1, 2025 and December 1, 2024, respectively	0.4	0.4
Additional paid-in capital	762.0	732.6
Retained earnings	1,740.7	1,672.0
Accumulated other comprehensive loss	(413.1)	(434.5)
Total stockholders’ equity	2,090.0	1,970.5
Total liabilities and stockholders’ equity	$6,533.2	$6,375.5

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the second quarter of fiscal 2025 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 1, 2025	May 26, 2024	June 1, 2025	May 26, 2024

	(Dollars in millions, except per share amounts) (Unaudited)
Net revenues	$1,446.0	$1,358.8	$2,972.8	$2,839.0
Cost of goods sold	540.2	526.4	1,119.4	1,136.8
Gross profit	905.8	832.4	1,853.4	1,702.2
Selling, general and administrative expenses	791.0	756.4	1,540.3	1,512.5
Restructuring charges, net	6.8	55.1	13.5	168.2
Operating income	108.0	20.9	299.6	21.5
Interest expense	(11.8)	(10.3)	(22.7)	(20.3)
Other income (expense), net	6.3	0.4	2.2	(1.9)
Income (loss) from continuing operations before income taxes	102.5	11.0	279.1	(0.7)
Income tax expense (benefit)	22.9	(6.2)	59.3	(8.0)
Net income from continuing operations	79.6	17.2	219.8	7.3
Net income (loss) from discontinued operations, net of taxes	(12.6)	0.8	(17.8)	—
Net income	$67.0	$18.0	$202.0	$7.3
Earnings (loss) per common share:
Continuing operations - Basic	$0.20	$0.05	$0.55	$0.02
Discontinued operations - Basic	(0.03)	—	(0.04)	—
Net income - Basic	$0.17	$0.05	$0.51	$0.02

Continuing operations - Diluted	$0.20	$0.04	$0.55	$0.02
Discontinued operations - Diluted	(0.03)	—	(0.04)	—
Net income - Diluted	$0.17	$0.04	$0.51	$0.02
Weighted-average common shares outstanding:
Basic	396,411,904	398,799,458	396,498,984	398,897,030
Diluted	399,048,949	402,907,212	400,106,225	402,972,543

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the second quarter of fiscal 2025 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 1, 2025	May 26, 2024

	(Dollars in millions) (Unaudited)
Cash Flows from Operating Activities:
Net income	$202.0	$7.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99.6	88.7
Property, plant, and equipment impairment, and early lease terminations, net	14.8	0.2
Gain on sale of assets	(8.5)	—
Stock-based compensation	44.2	35.5
Deferred income taxes	(17.2)	(43.6)
Other, net	7.6	9.0
Net change in operating assets and liabilities	(104.5)	451.7
Net cash provided by operating activities	238.0	548.8
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(106.1)	(111.8)
Net proceeds from sales of assets	22.3	—
Payment for business acquisition	—	(34.4)
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, net	36.6	5.9
Payments to acquire short-term investments	(82.5)	—
Other investing activities, net	—	(1.1)
Net cash used for investing activities	(129.7)	(141.4)
Cash Flows from Financing Activities:
Repurchase of common stock	(30.5)	(41.9)
Tax withholdings on equity awards	(18.5)	(18.4)
Dividends to stockholders	(102.8)	(95.6)
Other financing activities, net	(0.6)	(7.0)
Net cash used for financing activities	(152.4)	(162.9)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	7.7	(1.9)
Net increase (decrease) in cash and cash equivalents and restricted cash	(36.4)	242.6
Beginning cash and cash equivalents	690.0	398.8
Ending cash and cash equivalents	$653.6	$641.4

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$50.5	$39.1
Supplemental disclosure of cash flow information:
Cash paid for income taxes during the period, net of refunds	84.4	61.7
____________
Consolidated statements of cash flows include the cash flows from continuing and discontinued operations.

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the second quarter of fiscal 2025 are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE SECOND QUARTER OF 2025
The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on July 10, 2025, discussing the company’s financial condition and results of operations as of and for the quarter and year ended June 1, 2025. Because the results of our Dockers® business are classified as discontinued operations, those results are not reflected in our non-GAAP measures.
We define the following non-GAAP measures as follows:

Most comparable GAAP measure	Non-GAAP measure	Non-GAAP measure definition
Selling, general and administrative (“SG&A”) expenses	Adjusted SG&A	SG&A expenses excluding goodwill impairment charges, restructuring related charges and other, net and acquisition and integration related charges
SG&A margin	Adjusted SG&A margin	Adjusted SG&A as a percentage of net revenues
Net income from continuing operations	Adjusted EBIT
Net income from continuing operations excluding income tax expense (benefit), interest expense, other expense, net, goodwill impairment charges, restructuring charges, net, restructuring related charges and other, net and acquisition and integration related charges

Net income margin from continuing operations	Adjusted EBIT margin	Adjusted EBIT as a percentage of net revenues
Net income from continuing operations	Adjusted EBITDA	Adjusted EBIT excluding depreciation and amortization expense
Net income from continuing operations	Adjusted net income
Net income from continuing operations excluding goodwill asset impairment charges, restructuring charges, net, restructuring related charges and other, net, and acquisition and integration related charges adjusted to give effect to the income tax impact of such adjustments

Net income margin from continuing operations	Adjusted net income margin	Adjusted net income as a percentage of net revenues
Diluted earnings per share from continuing operations	Adjusted diluted earnings per share	Adjusted net income per weighted-average number of diluted common shares outstanding

Adjusted SG&A:
The following table presents a reconciliation of SG&A, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted SG&A for each of the periods presented.

	Three Months Ended		Six Months Ended
	June 1, 2025	May 26, 2024	June 1, 2025	May 26, 2024

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Selling, general and administrative expenses	$791.0	$756.4	$1,540.3	$1,512.5

Non-GAAP measure:
Selling, general and administrative expenses	$791.0	$756.4	$1,540.3	$1,512.5
Goodwill impairment charges(1)	—	—	(2.5)	(5.5)
Restructuring related charges and other, net(2)	(4.5)	(10.0)	(7.7)	(25.4)
Acquisition and integration related charges(3)	—	—	—	(4.0)
Adjusted SG&A	$786.5	$746.4	$1,530.1	$1,477.6

SG&A margin	54.7%	55.7%	51.8%	53.3%
Adjusted SG&A margin	54.4%	54.9%	51.5%	52.0%
_____________

(1)	For the six-month period ended June 1, 2025, goodwill impairment charges includes the recognition of a $2.5 million goodwill impairment charge related to our business in Bolivia.
For the six-month period ended May 26, 2024, goodwill impairment charges includes the recognition of a $5.5 million goodwill impairment charge related to our footwear business.
(2)	For the three-month and six-month periods ended June 1, 2025, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $3.6 million and $5.7 million, respectively.
For the three-month period ended May 26, 2024, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $5.2 million, other executive separation charges and legal settlements of $3.9 million and transaction and deal related costs of $0.7 million. For the six-month period ended May 26, 2024, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $15.3 million, other legal settlements and executive separation charges of $7.6 million and transaction and deal related costs of $1.7 million.
(3)	Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.

Adjusted EBIT and Adjusted EBITDA:
The following table presents a reconciliation of net income from continuing operations, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBIT and Adjusted EBITDA for each of the periods presented.

	Three Months Ended		Six Months Ended
	June 1, 2025	May 26, 2024	June 1, 2025	May 26, 2024

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income from continuing operations	$79.6	$17.2	$219.8	$7.3

Non-GAAP measure:
Net income from continuing operations	$79.6	$17.2	$219.8	$7.3
Income tax expense (benefit)	22.9	(6.2)	59.3	(8.0)
Interest expense	11.8	10.3	22.7	20.3
Other (income) expense, net	(6.3)	(0.4)	(2.2)	1.9
Goodwill impairment charges(1)	—	—	2.5	5.5
Restructuring charges, net(2)	6.8	55.1	13.5	168.2
Restructuring related charges and other, net(3)	4.5	10.0	7.7	25.4
Acquisition and integration related charges(4)	—	—	—	4.0
Adjusted EBIT	$119.3	$86.0	$323.3	$224.6
Depreciation and amortization	50.3	44.0	99.5	87.5
Adjusted EBITDA	$169.6	$130.0	$422.8	$312.1

Net income margin from continuing operations	5.5%	1.3%	7.4%	0.3%
Adjusted EBIT margin	8.3%	6.3%	10.9%	7.9%
_____________

(1)	For the six-month period ended June 1, 2025, goodwill impairment charges includes the recognition of a $2.5 million goodwill impairment charge related to our business in Bolivia.
For the six-month period ended May 26, 2024, goodwill impairment charges includes the recognition of a $5.5 million goodwill impairment charge related to our footwear business.
(2)	For the three-month period ended June 1, 2025, restructuring charges, net includes $6.8 million in connection with Project Fuel consisting of $7.2 million of asset impairment in connection with the closures of distribution centers, $6.8 million of severance and other post-employment benefit charges, and $2.1 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
For the six-month period ended June 1, 2025, restructuring charges, net includes $13.5 million in connection with Project Fuel consisting of $9.2 million of asset impairment in connection with the closures of distribution centers, $9.7 million of severance and other post-employment benefit charges, and $3.9 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
For the three-month period ended May 26, 2024, restructuring charges, net includes $55.1 million in connection with Project Fuel consisting primarily of severance and other post-employment benefit charges. For the six-month period ended May 26, 2024, restructuring charges, net includes $168.2 million in connection with Project Fuel consisting primarily of severance and other post-employment benefit charges.
(3)	For the three-month and six-month periods ended June 1, 2025, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $3.6 million and $5.7 million, respectively.
For the three-month period ended May 26, 2024, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $5.2 million, other executive separation charges and legal settlements of $3.9 million and transaction and deal related costs of $0.7 million. For the six-month period ended May 26, 2024, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $15.3 million, other legal settlements and executive separation charges of $7.6 million and transaction and deal related costs of $1.7 million.
(4)	Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.

Adjusted Net Income:
The following table presents a reconciliation of net income from continuing operations, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted net income for each of the periods presented.

	Three Months Ended		Six Months Ended		Twelve Months Ended
	June 1, 2025	May 26, 2024	June 1, 2025	May 26, 2024	June 1, 2025	May 26, 2024

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income from continuing operations	$79.6	$17.2	$219.8	$7.3	$422.8	$144.3

Non-GAAP measure:
Net income from continuing operations	$79.6	$17.2	$219.8	$7.3	$422.8	$144.3
Goodwill and other intangible asset impairment charges(1)	—	—	2.5	5.5	113.9	95.7
Restructuring charges, net(2)	6.8	55.1	13.5	168.2	30.9	170.6
Restructuring related charges and other, net(3)	4.5	10.0	7.7	25.4	43.4	33.8
Acquisition and integration related charges(4)	—	—	—	4.0	—	6.5
Property, plant, equipment, right-of-use asset impairment and early lease terminations, net	—	—	—	—	11.1	48.5
Pension settlement loss	—	—	—	—	—	19.0
Tax impact of adjustments(5)	(2.4)	(16.9)	(5.0)	(44.8)	(50.0)	(61.6)
Adjusted net income	$88.5	$65.4	$238.5	$165.6	$572.1	$456.8

Net income margin from continuing operations	5.5%	1.3%	7.4%	0.3%
Adjusted net income margin	6.1%	4.8%	8.0%	5.8%
_____________

(1)	For the six-month period ended June 1, 2025, goodwill impairment charges includes the recognition of a $2.5 million goodwill impairment charge related to our business in Bolivia.
For the six-month period ended May 26, 2024, goodwill impairment charges includes the recognition of a $5.5 million goodwill impairment charge related to our footwear business.
(2)	For the three-month period ended June 1, 2025, restructuring charges, net includes $6.8 million in connection with Project Fuel consisting of $7.2 million of asset impairment in connection with the closures of distribution centers, $6.8 million of severance and other post-employment benefit charges, and $2.1 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
For the six-month period ended June 1, 2025, restructuring charges, net includes $13.5 million in connection with Project Fuel consisting of $9.2 million of asset impairment in connection with the closures of distribution centers, $9.7 million of severance and other post-employment benefit charges, and $3.9 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
For the three-month period ended May 26, 2024, restructuring charges, net includes $55.1 million in connection with Project Fuel consisting primarily of severance and other post-employment benefit charges. For the six-month period ended May 26, 2024, restructuring charges, net includes $168.2 million in connection with Project Fuel consisting primarily of severance and other post-employment benefit charges.
(3)	For the three-month and six-month periods ended June 1, 2025, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $3.6 million and $5.7 million, respectively.
For the three-month period ended May 26, 2024, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $5.2 million, other executive separation charges and legal settlements of $3.9 million and transaction and deal related costs of $0.7 million. For the six-month period ended May 26, 2024, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $15.3 million, other legal settlements and executive separation charges of $7.6 million and transaction and deal related costs of $1.7 million.
(4)	Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(5)	Tax impact calculated using the annual effective tax rate, excluding discrete costs and benefits.

Adjusted Diluted Earnings per Share:
The following table presents a reconciliation of diluted earnings per share from continuing operations, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted diluted earnings per share for each of the periods presented.

	Three Months Ended		Six Months Ended
	June 1, 2025	May 26, 2024	June 1, 2025	May 26, 2024

	(Unaudited)
Most comparable GAAP measure:
Diluted earnings per share from continuing operations	$0.20	$0.04	$0.55	$0.02

Non-GAAP measure:
Diluted earnings per share from continuing operations	$0.20	$0.04	$0.55	$0.02
Goodwill impairment charges(1)	—	—	0.01	0.01
Restructuring charges, net(2)	0.02	0.14	0.03	0.42
Restructuring related charges and other, net(3)	0.01	0.02	0.02	0.06
Acquisition and integration related charges(4)	—	—	—	0.01
Tax impact of adjustments(5)	(0.01)	(0.04)	(0.01)	(0.11)
Adjusted diluted earnings per share	$0.22	$0.16	$0.60	$0.41
_____________

(1)	For the six-month period ended June 1, 2025, goodwill impairment charges includes the recognition of a $2.5 million goodwill impairment charge related to our business in Bolivia.
For the six-month period ended May 26, 2024, goodwill impairment charges includes the recognition of a $5.5 million goodwill impairment charge related to our footwear business.
(2)	For the three-month period ended June 1, 2025, restructuring charges, net includes $6.8 million in connection with Project Fuel consisting of $7.2 million of asset impairment in connection with the closures of distribution centers, $6.8 million of severance and other post-employment benefit charges, and $2.1 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
For the six-month period ended June 1, 2025, restructuring charges, net includes $13.5 million in connection with Project Fuel consisting of $9.2 million of asset impairment in connection with the closures of distribution centers, $9.7 million of severance and other post-employment benefit charges, and $3.9 million of contract terminations and other costs, partially offset by a $9.3 million gain on the sale of a previously closed distribution center.
For the three-month period ended May 26, 2024, restructuring charges, net includes $55.1 million in connection with Project Fuel consisting primarily of severance and other post-employment benefit charges. For the six-month period ended May 26, 2024, restructuring charges, net includes $168.2 million in connection with Project Fuel consisting primarily of severance and other post-employment benefit charges.
(3)	For the three-month and six-month periods ended June 1, 2025, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $3.6 million and $5.7 million, respectively.
For the three-month period ended May 26, 2024, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $5.2 million, other executive separation charges and legal settlements of $3.9 million and transaction and deal related costs of $0.7 million. For the six-month period ended May 26, 2024, restructuring related charges and other, net primarily relates to consulting costs associated with our restructuring initiative of $15.3 million, other legal settlements and executive separation charges of $7.6 million and transaction and deal related costs of $1.7 million.
(4)	Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(5)	Tax impact calculated using the annual effective tax rate, excluding discrete costs and benefits.

Adjusted Free Cash Flow:
Adjusted free cash flow, a non-GAAP financial measure, includes net cash flow from operating activities less purchases of property, plant and equipment from continuing and discontinued operations. This measure therefore includes the results of our Dockers® business, which is classified as discontinued operations. We believe Adjusted free cash flow is an important liquidity measure of the cash that is available after capital expenditures for operational expenses and investment in our business. We believe Adjusted free cash flow is useful to investors because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth and return capital to stockholders.
The following table presents a reconciliation of net cash flow from operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted free cash flow for each of the periods presented.

	Three Months Ended		Six Months Ended
	June 1, 2025	May 26, 2024	June 1, 2025	May 26, 2024

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$185.5	$262.8	$238.0	$548.8
Net cash used for investing activities	(58.6)	(69.7)	(129.7)	(141.4)
Net cash used for financing activities	(54.9)	(68.4)	(152.4)	(162.9)
Non-GAAP measure:

Net cash provided by operating activities	$185.5	$262.8	$238.0	$548.8
Purchases of property, plant and equipment	(39.5)	(40.2)	(106.1)	(111.8)
Adjusted free cash flow	$146.0	$222.6	$131.9	$437.0

Return on Invested Capital:
We define Return on invested capital ("ROIC") as the trailing four quarters of Adjusted net income before interest and after taxes divided by the average trailing five quarters of total invested capital. We define earnings before interest and after taxes as Adjusted net income plus interest expense and income tax expense less an income tax adjustment. We define total invested capital as total debt plus shareholders' equity less cash and short-term investments. We believe ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.
Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric Adjusted net income. Although ROIC is a standard financial metric, numerous methods exist for calculating a company's ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP.
The table below sets forth the calculation of ROIC for each of the periods presented.

	Trailing Four Quarters
	June 1, 2025	May 26, 2024

	(Dollars in millions)
	(Unaudited)
Net income from continuing operations	$422.8	$144.3

Numerator
Adjusted net income(1)	$572.1	$456.8
Interest expense	44.3	42.3
Adjusted income tax expense	124.4	50.3
Adjusted net income before interest and taxes	740.8	549.4
Income tax adjustment	(132.3)	(54.5)
Adjusted net income before interest and after taxes	$608.5	$494.9
_____________
(1)Adjusted net income is reconciled from net income from continuing operations which is the most comparable GAAP measure. Refer to Adjusted Net Income table for more information.

	Average Trailing Five Quarters
	June 1, 2025	May 26, 2024

	(Dollars in millions)
	(Unaudited)
Denominator
Total debt, including operating lease liabilities	$2,193.2	$2,149.2
Shareholders' equity	1,867.0	1,851.5
Cash and Short-term investments	(627.3)	(464.6)
Total invested Capital	$3,432.9	$3,536.1

Net income to Total invested capital	12.3%	4.1%
Return on Invested Capital	17.7%	14.0%

Organic Net Revenues and Constant-Currency:
The table below sets forth the calculation of net revenues by segment on an organic net revenue basis for the comparison period applicable to the three-month and six-month periods ended June 1, 2025.

	Three Months Ended			Six Months Ended
	June 1, 2025	May 26, 2024	% Increase (Decrease)	June 1, 2025	May 26, 2024	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total net revenues(1)
As reported	$1,446.0	$1,358.8	6.4%	$2,972.8	$2,839.0	4.7%
Impact of foreign currency exchange rates	—	(7.8)		—	(53.7)
Net revenues from Denizen® divestiture	—	(9.6)		(2.3)	(23.8)
Net revenues from Footwear category divestiture	—	(12.2)		—	(28.2)
Organic net revenues	$1,446.0	$1,329.2	8.8%	$2,970.5	$2,733.3	8.7%

Americas
As reported	$748.4	$712.2	5.1%	$1,531.4	$1,448.0	5.8%
Impact of foreign currency exchange rates	—	(15.2)		—	(34.0)
Net revenues from Denizen® divestiture	—	(9.6)		(2.3)	(23.8)
Organic net revenues - Americas	$748.4	$687.4	8.9%	$1,529.1	$1,390.2	10.0%

Europe
As reported	$403.1	$353.7	14.0%	$803.6	$777.2	3.4%
Impact of foreign currency exchange rates	—	10.1		—	(8.3)
Net revenues from Footwear category divestiture	—	(12.2)		—	(28.2)
Organic net revenues - Europe	$403.1	$351.6	14.6%	$803.6	$740.7	8.5%

Asia
As reported	$257.7	$260.0	(0.9)%	$565.8	$548.8	3.1%
Impact of foreign currency exchange rates	—	(2.7)		—	(11.4)
Organic net revenues - Asia	$257.7	$257.3	0.2%	$565.8	$537.4	5.3%

Beyond Yoga®
As reported	$36.8	$32.9	11.9%	$72.0	$65.0	10.8%
Organic net revenues - Beyond Yoga®	$36.8	$32.9	11.9%	$72.0	$65.0	10.8%
____________
(1)These measures exclude the results of our Dockers® business, which is classified as discontinued operations.

The table below sets forth the calculation of net revenues by channel on an organic net revenue basis for the comparison period applicable to the three-month and six-month periods ended June 1, 2025:

	Three Months Ended			Six Months Ended
	June 1, 2025	May 26, 2024	% Increase (Decrease)	June 1, 2025	May 26, 2024	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total net revenues(1)
As reported	$1,446.0	$1,358.8	6.4%	$2,972.8	$2,839.0	4.7%
Impact of foreign currency exchange rates	—	(7.8)		—	(53.7)
Net revenues from Denizen® divestiture	—	(9.6)		(2.3)	(23.8)
Net revenues from Footwear category divestiture	—	(12.2)		—	(28.2)
Organic net revenues	$1,446.0	$1,329.2	8.8%	$2,970.5	$2,733.3	8.7%

Wholesale
As reported	$729.9	$710.8	2.7%	$1,469.2	$1,469.2	—%
Impact of foreign currency exchange rates	—	(8.9)		—	(33.0)
Net revenues from Denizen® divestiture	—	(9.6)		(2.3)	(23.8)
Net revenues from Footwear category divestiture	—	(12.2)		—	(28.2)
Organic net revenues - Wholesale	$729.9	$680.1	7.3%	$1,466.9	$1,384.2	6.0%

DTC
As reported	$716.1	$648.0	10.5%	$1,503.6	$1,369.8	9.8%
Impact of foreign currency exchange rates	—	1.1		—	(20.7)
Organic net revenues - DTC	$716.1	$649.1	10.3%	$1,503.6	$1,349.1	11.5%
____________
(1)These measures exclude the results of our Dockers® business, which is classified as discontinued operations.

The table below sets forth the calculation of net revenues by brand on an organic net revenue basis for the comparison period applicable to the three-month and six-month periods ended June 1, 2025:

	Three Months Ended			Six Months Ended
	June 1, 2025	May 26, 2024	% Increase (Decrease)	June 1, 2025	May 26, 2024	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total Levi’s Brands net revenues(1)
As reported	$1,409.2	$1,325.9	6.3%	$2,900.8	$2,774.0	4.6%
Impact of foreign currency exchange rates	—	(7.8)		—	(53.7)
Net revenues from Denizen® divestiture	—	(9.6)		(2.3)	(23.8)
Net revenues from Footwear category divestiture	—	(12.2)		—	(28.2)
Organic net revenues	$1,409.2	$1,296.3	8.7%	$2,898.5	$2,668.3	8.6%

Levi’s®
As reported	$1,352.8	$1,259.9	7.4%	$2,785.6	$2,645.8	5.3%
Impact of foreign currency exchange rates	—	(7.3)		—	(52.7)
Net revenues from Footwear category divestiture	—	(12.2)		—	(28.2)
Organic net revenues - Levi’s®	$1,352.8	$1,240.4	9.1%	$2,785.6	$2,564.9	8.6%

Levi Strauss SignatureTM
As reported	$56.4	$56.0	0.7%	$112.9	$103.7	8.9%
Impact of foreign currency exchange rates	$—	$(0.1)		—	(0.3)
Organic net revenues - Levi Strauss SignatureTM	$56.4	$55.9	0.9%	$112.9	$103.4	9.2%

Denizen®
As reported	$—	$10.0	(100.0)%	$2.3	$24.5	(90.6)%
Impact of foreign currency exchange rates	—	(0.4)		—	(0.7)
Net revenues from Denizen® divestiture	—	(9.6)		(2.3)	(23.8)
Organic net revenues - Denizen®	$—	$—	*	$—	$—	*
____________
(1)These measures exclude the results of our Dockers® business, which is classified as discontinued operations.
* Not meaningful

Constant-Currency Adjusted EBIT and Constant Currency Adjusted EBIT margin:
The table below sets forth the calculation of Adjusted EBIT and Adjusted EBIT margin on a constant-currency basis for the comparison period applicable to the three-month and six-month periods ended June 1, 2025:

	Three Months Ended			Six Months Ended
	June 1, 2025	May 26, 2024	% Increase (Decrease)	June 1, 2025	May 26, 2024	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Adjusted EBIT(1)	$119.3	$86.0	38.7%	$323.3	$224.6	43.9%
Impact of foreign currency exchange rates	—	(1.9)	*	—	(11.6)	*
Constant-currency Adjusted EBIT	$119.3	$84.1	41.9%	$323.3	$213.0	51.8%

Adjusted EBIT margin	8.3%	6.3%	31.7%	10.9%	7.9%	38.0%
Impact of foreign currency exchange rates	—	(0.1)	*	—	(0.3)	*
Constant-currency Adjusted EBIT margin(2)	8.3%	6.2%	33.9%	10.9%	7.6%	43.4%
_____________

(1)	Adjusted EBIT is reconciled from net income from continuing operations which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.
(2)	We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues from continuing operations.
* Not meaningful

Constant-Currency Adjusted Net Income and Constant-Currency Adjusted Diluted Earnings per Share:
The table below sets forth the calculation of Adjusted net income and Adjusted diluted earnings per share on a constant-currency basis for the comparison period applicable to the three-month and six-month periods ended June 1, 2025:

	Three Months Ended			Six Months Ended
	June 1, 2025	May 26, 2024	% Increase (Decrease)	June 1, 2025	May 26, 2024	% Increase (Decrease)

	(Dollars in millions, except per share amounts)
	(Unaudited)
Adjusted net income(1)	$88.5	$65.4	35.3%	$238.5	$165.6	44.0%
Impact of foreign currency exchange rates	—	—	*	—	(5.2)	*
Constant-currency Adjusted net income	$88.5	$65.4	35.3%	$238.5	$160.4	48.7%
Constant-currency Adjusted net income margin(2)	6.1%	4.8%		8.0%	5.8%

Adjusted diluted earnings per share	$0.22	$0.16	37.5%	$0.60	$0.41	46.3%
Impact of foreign currency exchange rates	—	—	*	—	(0.01)	*
Constant-currency Adjusted diluted earnings per share	$0.22	$0.16	37.5%	$0.60	$0.40	50.0%
_____________

(1)	Adjusted net income is reconciled from net income from continuing operations which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)	We define constant-currency Adjusted net income margin as constant-currency Adjusted net income as a percentage of constant-currency net revenues.
* Not meaningful